Exhibit 31.02

CERTIFICATION

I, Joel L. Thomas, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A of Alliance One International, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Joel L. Thomas
Joel L. Thomas
Executive Vice President-Chief Financial Officer
August 6, 2015